IMPORTANT PROXY MATERIALS
ARE ON THE WAY TO YOUR CLIENTS RIGHT NOW.
February 11, 1998
Dear Investment Professional:
On April 15, 1998, there will be a Special Meeting of Shareholders of Fidelity Advisor Municipal Income Fund (formerly Fidelity Advisor High Income Municipal Fund).
The enclosed Proxy Statement details the proposals submitted to shareholders of the fund. We also have enclosed a copy of the letter that is being mailed to your clients who hold shares in this fund.
In addition, we have enclosed a Q&A to assist you in understanding the proposals. If you have any questions about the letter or Proxy Statement, please call your Fidelity representative at 800-522-7297. We appreciate your support, and look forward to serving you in any way we can.
Sincerely,
Kevin Kelly
President & CEO
Fidelity Investments Institutional Services Company
This letter is intended for investment professional use only, and may not be reproduced or shown to the public in oral or written form as sales material. Fidelity Advisor Funds is a service mark of FMR Corp. Fidelity and Fidelity Investments are registered trademarks of FMR Corp.
49239.001          I.ADV-MUNIPROXY-0298